Exhibit 10.14

FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of April 11, 2022 (the “Effective Date”), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation (“Borrower”), and MIDFIRST BANK, a federally charted savings association (“Lender”).

Background Recitals

A.    Borrower and Lender are parties to that certain Amended and Restated Loan Agreement dated as of February 15, 2021, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of April 1, 2021, as further amended by that certain Second Amendment to Amended and Restated Loan Agreement dated as of July 16, 2021, as further amended by that certain Third Amendment to Amended and Restated Loan Agreement dated as of August 31, 2021, and as further amended by that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of November 19, 2021 (as amended, the “Loan Agreement”). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.    Borrower has requested that Lender (i) renew the Revolving Loan by extending the Termination Date from the Effective Date until April 11, 2023, (ii) agree to temporarily increase the Maximum Revolving Principal Amount from $20,000,000 to $25,000,000 for the period beginning on the Effective Date and ending September 15, 2022 (the “Temporary Increase Period”), and (iii) agree to certain changes in pricing, and Lender has agreed to such requests, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.         RENEWAL OF REVOLVING LOAN AND TEMPORARY INCREASE OF MAXIMUM REVOLVING PRINCIPAL AMOUNT.

1.1.    Extension of Termination Date. The Termination Date is hereby extended from August 15, 2022, to April 11, 2023. Accordingly, the definition of Termination Date appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

“Termination Date” means April 11, 2023, or as may be extended by Lender in writing from time to time in Lender's sole discretion.

1.2.    Temporary Increase of Maximum Revolving Principal Amount. Subject to the terms and conditions set forth in this Amendment, Lender hereby agrees to temporarily increase the Maximum Revolving Principal Amount from $20,000,000 to $25,000,000 during the Temporary Increase Period, after which the Maximum Revolving Principal Amount shall automatically revert back to $20,000,000. Accordingly, the reference to “$20,000,000” in the definition of Maximum Revolving Principal Amount is hereby amended to read as “$25,000,000” during the Temporary Increase Period. After the expiration of the Temporary Increase Period, if Total Revolving Outstandings exceed the lesser of (i) the Maximum Revolving Principal Amount (after being reduced back to $20,000,000) or (ii) the Borrowing Base then in effect, Borrower shall make an immediate prepayment under the Revolving Loan so the Total Revolving Outstandings do not exceed the Maximum Revolving Principal Amount as decreased hereby at such time.

1.3.    Replacement Revolving Note. Borrower shall make, execute and deliver a replacement Promissory Note (Revolving Loan) in the form of Exhibit A attached hereto (the “Replacement Revolving Note”) payable to Lender in the principal amount of $25,000,000. From and after the Effective Date, all references in the Loan Agreement or any other Loan Documents to the Promissory Note evidencing the Revolving Loan or the Revolving Note shall be deemed references to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor.

2.         PRICING AND INTEREST RATE CHANGES.

2.1.    Definitions in Loan Agreement. The following definitions (a) to the extent already defined in Exhibit A of the Loan Agreement, are hereby amended in their entirety to read as follows, (b) to the extent not already defined in Exhibit A, are hereby added to Exhibit A of the Loan Agreement, to be inserted in alphabetical order, to read as follows:

“CME” means Chicago Mercantile Exchange, Inc., CME Group Inc. and their affiliates or their successor as the administrator for the term SOFR reference rate.

“SOFR” means the Secured Overnight Funding Rate.

“SOFR Business Day” means each day on which CME publishes the SOFR Index.

“SOFR Index” means the rate equal to the term SOFR reference rate for the period equivalent to the Interest Period, as published by the CME two SOFR Business Days before the beginning of the applicable Interest Period. At no time will the SOFR Index ever be less than 0.00%.

“SOFR Margin” means, for any day, a percentage per annum (expressed as basis points) as set forth below, based upon the Adjusted Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower:

Pricing Tier	Adjusted Funded Debt to EBITDA Ratio	SOFR Margin (bps)
I	> 2.50	330.00
II	> 2.00 but ≤ 2.50	305.00
III	> 1.50 but ≤ 2.00	280.00
IV	≤ 1.50	255.00

Any increase or decrease in the SOFR Margin resulting from a change in the Adjusted Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower shall become effective not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender; provided, however, that if Borrower fails to deliver a Compliance Certificate on or before the applicable Compliance Certificate Due Date, then Pricing Tier I shall apply as of the first Business Day after such Compliance Certificate Due Date and shall continue to apply until not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender, whereupon the SOFR Margin shall be adjusted based upon the Adjusted Funded Debt to EBITDA Ratio contained in such Compliance Certificate.

“SOF Rate” means the lesser of (i) the Maximum Rate, and (ii) the rate per annum equal to the sum of (a) the SOFR Index, and (b) the SOFR Margin, provided, however, at no time shall this subsection (ii) be less than 3.00%.

“Suspension Notice” means the notice from Lender to Borrower setting forth Lender's good faith determination that (A) the SOFR Index is not reported, or (B) (as a result of changes to Applicable Law) it has become unlawful or discouraged for Lender to make or maintain any Loan at the SOF Rate, or (C) the SOFR Index (1) is unreliable or impractical to use for loans tied to any SOFR Index or for Lender's risk management or hedging related to any such loans, or (2) is no longer the predominant index for variable rate loans made by Lender or its competitors, or (3) no longer permits Lender to achieve (in all material respects) the return on any Loan as Lender modeled at the time Lender approved such Loan.

“Treasury Note Rate” means the latest Treasury Constant Maturity Series yields reported, for the last day for which such yields shall have been so reported as of the applicable SOFR Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to 10 years. If necessary, the yield will be determined by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

2.2.    Revolving Loan. Section 2.2(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

(c)         Subject to Subsection 2.4(a)(ii) and Subsection 2.4(b) below, the Principal Revolving Amount bears interest at the SOF Rate.

2.3.    Advancing Term Loan. Section 2.3(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(c)         Subject to Subsection 2.3(a)(ii) above, the Advancing Term Loan Principal Amount of the Advancing Term Loan bears interest at the SOF Rate.

2.4.    Term Loan #2. Section 2.6(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)         Interest. Subject to Subsection 2.4(a)(ii) and Subsection 2.4(b) above, the Principal Amount of Term Loan #2 bears interest at the SOF Rate.

2.5.    Suspension Notice. Section 2.4(a)(ii) of the Loan Agreement is hereby amended in its entirety to read as follows:

(ii)         Immediately after Lender gives a Suspension Notice to Borrower, Lender's obligation to make or maintain the Advancing Term Loan, the Revolving Loan, Term Loan #2 and Additional Costs at the SOF Rate will be suspended and all interest and Additional Costs payable at the SOF Rate will automatically convert to the Prime Rate. If circumstances further change and nullify the basis on which the Suspension Notice was given, then Lender will advise Borrower of the change and thereafter the Advancing Term Loan, the Revolving Loan, Term Loan #2 and the Additional Costs will automatically bear interest at the SOF Rate.

2.6.     Limitation on Advances. The limitation on Total Revolving Outstandings being less than the total amount of accounts payable of Borrower plus $5,000,000 is hereby removed. Accordingly, the second sentence of Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

Prior to the Termination Date, Lender agrees to make advances to Borrower from time to time under the Revolving Loan and issue Letters of Credit upon request, provided that the Total Revolving Outstandings may not exceed the lesser of (i) the Maximum Revolving Principal Amount and (ii) the Borrowing Base then in effect.

3.         OTHER MODIFICATIONS TO LOAN AGREEMENT.

3.1.    Adjusted Financial Covenant. The definition of “AFD Test Default” appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

“AFD Test Default” means that, as of the last day of any calendar month, the Adjusted Funded Debt to EBITDA Ratio is greater than (i) 3.50:1.00 calendar month ending May 31, 2022, and (ii) 2.75:1.00 thereafter.

3.2.    Replacement Borrowing Base Certificate. The form of Borrowing Base Certificate set forth in Exhibit D of Loan Agreement is hereby replaced with Exhibit D-1 attached to this Amendment.

4.         CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

4.1.    Execution of Amendment Documents. The following documents (collectively, the “Amendment Documents”) shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender:

(a)    this Amendment; and

(b)    any other documents reasonably requested by Lender.

4.2.    Flood Hazard Determination. Lender shall have received evidence satisfactory to it that the Property is not located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, and that flood hazard insurance is not required for any credit to be extended hereunder pursuant to any Applicable Law.

4.3.    Borrowing Resolutions. If requested by Lender, Lender shall have received copies of resolutions or other action of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, certified by the Secretary of Borrower.

4.4.    Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

5.    REPRESENTATIONS AND WARRANTIES.

5.1.    Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

5.2.    Additional Representations and Warranties.

5.2.1.    Power; Transactional Authority; Enforceability. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment. Borrower has duly executed and delivered this Amendment. This Amendment constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by this Amendment, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

5.2.2.    No Violation; No Consent. Borrower's execution, delivery and performance of this Amendment, and compliance with the terms and provisions of the Loan Documents, as amended by this Amendment, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or Borrower's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of the Property or Borrower's other assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of incorporation or other documents and agreements governing Borrower's existence, management or operation. Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by this Amendment.

5.2.3.    Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

5.2.4.    Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

5.2.5.    No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

6.         MISCELLANEOUS.

6.1.    Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

6.2.    No Course of Dealing; Past Acceptance. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested. Lender acknowledges that Lender and its agents in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted Events of Default under the Loan Documents. Borrower acknowledges that no such acceptance or grace granted by Lender or its agents in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Borrower Parties strictly comply with the terms of the Loan Documents, as modified by the terms of this Amendment. Furthermore, Borrower specifically acknowledges that any future grace or forgiveness of any Events of Default shall not constitute a waiver or diminishment of any right of Lender with respect to any future Event of Default, whether or not similar to any Event of Default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

6.3.    Release. Borrower hereby releases, remises, acquits and forever discharges Lender and any co-lender or loan participant, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, liens, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character (collectively, “Claims”), known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the other Loan Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability, that it now has or may hereafter have against any Released Party, and hereby agrees to indemnify and hold harmless Lender and each other Released Party for all Claims that any Person may bring against any such Released Party that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

6.4.    Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

6.5.    No Modification. This Amendment along with the Loan Documents supersedes and merges all prior and contemporaneous promises and agreements. No modification of this Amendment or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. The Parties further agree that the Loan Agreement, as amended by this Amendment, may not in any way be explained or supplemented by a prior, existing or future course of dealings between the Parties or by any prior, existing, or future performance between the Parties pursuant to this Amendment, the Loan Agreement or otherwise.

6.6.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

6.7.    Applicable Law. This Amendment and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts of law).

6.8.    Counterparts; Miscellaneous. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument. This Amendment is a Loan Document. Time is of the essence with respect to this Amendment. The Parties acknowledge and confirm that each of their respective attorneys has participated or has had the opportunity to participate jointly in the review and revision of this Amendment and that it has not been written solely by counsel for one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party will not favor either Party against the other. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties and their successors and assigns.

6.9.    Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

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PROMISSORY NOTE

(Revolving Loan)

$25,000,000.00	April 11, 2022

MIDFIRST BANK, a federally chartered savings association (collectively, with any holder of this Note, “Lender”) has made a loan (“Loan”) to EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation (“Borrower”), pursuant to an Amended and Restated Loan Agreement dated as of February 15, 2021 (as, from time to time, amended, modified or restated, the “Loan Agreement”), between Lender and Borrower. All capitalized terms used, but not otherwise defined in this Promissory Note have the meaning assigned such capitalized terms in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at 501 NW Grand Blvd. Oklahoma City, OK 73118, or at such other address as may be specified by Lender, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00), or such amounts as may be advanced under the Revolving Loan pursuant to the terms of the Loan Agreement, in Dollars, with interest thereon as set forth in the Loan Agreement, and to be paid in accordance with the terms of the Loan Agreement. Borrower's obligations to Lender are governed by the Loan Agreement.

1.    All terms of the Loan Agreement are incorporated into this Note.

2.    This Note is secured, in part, by the Security Instruments.

3.    This Note only evidences Borrower's obligations to Lender under the Revolving Loan which are more specifically set forth in the Loan Agreement.

4.    This Promissory Note is issued by Borrower in replacement, ratification and continuation of, but not in extinguishment or novation of, that certain Promissory Note (Revolving Loan) dated July 16, 2021, payable to the order of Lender in the stated principal amount of $20,000,000 (the “Prior Note”). All Security Instruments securing payment of the Prior Note, and the liens and security interests created thereby, shall continue in full force and effect, unabated and uninterrupted, as security for payment of this Promissory Note and the indebtedness evidenced hereby. This Note shall be construed and enforced in accordance with the laws of the State of Oklahoma.

5.    THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT. THIS NOTE IS NOT GOVERNED BY ARTICLE 3 OF THE UCC.

EXHIBIT D-1

REPLACEMENT BORROWING BASE CERTIFICATE

(See attached.)

EXHIBIT D

BORROWING BASE CERTIFICATE

On February 15, 2021, EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation (“Borrower”), and MIDFIRST BANK (“Lender”) entered into an Amended and Restated Loan Agreement (as, from time to time, amended, modified or restated, the “Agreement”). Borrower delivers this certificate (this “Certificate”) to Lender in order to comply with the terms of the Agreement. Capitalized terms used, but not defined, in this Certificate have the meanings specified in the Agreement.

Borrower certifies to Lender that as of the Effective Date (as defined below):

(1)    As of the end of the calendar month ending ______________, the Borrowing Base was $_________, as demonstrated by the calculations set forth on Schedule 1 to this Certificate.

BORROWER:

EDUCATIONAL DEVELOPMENT CORPORATION,

By:
Name:
Title:

Date Borrower Executed this Certificate

(the “Effective Date”)

Exhibit D

to

Amended and Restated Loan Agreement

Schedule 1

to

Borrowing Base Certificate

Schedule 1

to

Exhibit D

to

Amended and Restated Loan Agreement

Schedule 2

to

Borrowing Base Certificate

(Accounts Receivable Aging Report)

Exhibit D

to

Amended and Restated Loan Agreement